Exhibit 23(b)

                              ARTHUR ANDERSEN LLP



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated January 22, 1997 included in
First Citizens Financial Corporation's (the "Corporation") Registration Statement File Nos. 33-27259, 33-62466 and 33-91612. It should be noted that we have not audited any financial statements of the Corporation subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.


                                       /s/ Arthur Andersen LLP


Washington, D.C.
March 24, 1997